EXHIBIT 5.1

Frederick M. Lehrer, P. A.

2108 Emil Jahna Road

Clermont, Florida 34711

(561) 706-7646

fleher@securitiesattorney1.com

September 2, 2022

The Board of Directors

Auto Parts 4Less Group, Inc.

Re:  Registration Statement on Form S-1, Amendment Number 3 (File No. 333-26226)

Gentlemen:

I have acted as Securities Counsel of The 4Less Group, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (File No. 333-262261) (as amended through the date hereof, the “Registration Statement”) relating to the registration of the proposed offer and sale of (i) up to 3,600,000 Units (the “Units”) with each Unit being comprised of one share of the Company’s common stock, par value $0.000001 per share (a “Share” and collectively, the “Shares”) and one warrant (the “Common Warrant”) to purchase one share of Common Stock (the shares issuable upon exercise of the Common Warrants, collectively the “Common Warrant Shares”) and (ii) warrants to purchase one share of common stock to be issued to the Underwriter and the Underwriter’s representatives (“Underwriter Warrants”) and the underlying Shares to the Underwriter Warrants (the “Underwriter Warrant Shares”). The foregoing Units, the Shares, the Common Warrant, the Common Warrant Shares, the Underwriter Warrants, and Underwriter Warrant Shares are collectively referred to as the “Securities.” The Securities are to be sold by the Company pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and between the Company and Maxim Group LLC, as the Sole Book Running Manager Underwriter, and their Representatives, the form of which has been filed as Exhibit 1.1 to the Registration Statement.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters (“Reliance Documents”). We are opining herein as to the Nevada Revised Statutes (the “NRS”), and we express no opinion with respect to the applicability thereto, or the effect thereon, of the federal securities laws, the laws of any other jurisdiction or, in the case of Nevada, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Reliance Documents, Registration Statement, and upon such other documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed herein.

Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain matters and issues without the assistance of independent counsel.

In our examination of the foregoing, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificate and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all instruments, agreements, and other documents by the parties thereto (other than the Company); (vi) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this letter are true and correct; and (vii) that the officers and directors of the Company have properly exercised their fiduciary duties. We have assumed that the issuance and sale of the Securities by the Company will not, in each case, violate or constitute a default or breach under (a) any agreement or instrument to which the Company is subject, (b) any law, rule or regulation to which the Company is subject, (c) any judicial or regulatory order or decree of any governmental authority, or (d) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have further assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Securities Act and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate Prospectus supplement, free writing Prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Securities Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Securities Act and the Securities or Blue Sky Laws of various states and in the manner stated in the Registration Statement and the applicable Prospectus supplement; (iv) any purchase, underwriting, warrant, deposit, unit or similar agreement (collectively the “Securities Agreements”) relating to the Securities being offered will be duly authorized, executed and delivered by other parties thereto; (v) the terms of any Warrants and Units included in any Securities offered and issued as executed and delivered are as described in the Registration Statement; and (vi) the number of shares of Common Stock offered pursuant to the Registration Statement does not exceed, at the time of issuance, the authorized but unissued shares of Common Stock.

Opinions

Based upon, subject to and limited by the foregoing, we are of the opinion that in connection with the offer and sale of the Securities, we are of the opinion that following: (a) the execution and delivery of the Underwriting Agreement by the parties thereto; (b) the effectiveness of the Registration Statement and the completion of the offering as contemplated by the Registration Statement; (c) the issuance of the Securities pursuant to the terms of the Underwriting Agreement; and (d) the receipt by the Company of the consideration for the Securities:

1.	the issuance and sale of the Units, Shares, Unit Warrants and Underwriter Warrants has been duly authorized by all necessary corporate action on the part of the Company and, when issued and sold in the manner described in the Registration Statement, the Units, Shares, Common Warrants and Underwriter Warrants will be validly issued, fully paid and non-assessable;

2.	the issuance and sale of the Common Warrants and Underwriter Warrants has been duly authorized, and when issued and sold in the manner described in the Registration Statement, the Common Warrants and Underwriter Warrants will be validly issued and will constitute the valid and binding obligations of the Company in accordance with the terms thereof; and the Common Warrant Shares and Underwriter Warrant Shares have been duly authorized and, when issued in the manner described in the Registration Statement and in accordance with the terms and conditions of the Common Warrants and Underwriter Warrants, respectively, (including the due payment of any exercise price therefor specified in the Common Warrants and Underwriter Warrants) the Common Warrant Shares and Underwriter Warrant Shares will be validly issued, fully paid and non-assessable.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to our firm under the caption “Legal Matters” in the Registration Statement. We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Securities Act with respect to the Securities covered by this opinion letter.

In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Frederick M. Lehrer, P. A.

By: /s/ Frederick M. Lehrer

Frederick M. Lehrer, Esquire